Exhibit 32.1

Certifications of the Chief Executive Officer and

Chief Financial Officer Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of H&E Equipment Services, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bradley W. Barber, Chief Executive Officer and Director of the Company, and Leslie S. Magee, Chief Financial Officer and Secretary of the Company, each certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	to my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 17, 2021	By:	/s/ Bradley W. Barber
Bradley W. Barber
Chief Executive Officer & Director
(Principal Executive Officer)

Dated: February 17, 2021	By:	/s/ Leslie S. Magee
Leslie S. Magee
Chief Financial Officer & Secretary
(Principal Financial Officer)